                                                                       EXIBIT 21


                  SUBSIDIARIES OF THE COLUMBIA GAS SYSTEM, INC.
                             as of December 31, 1996



                                                              State of
        Segment / Subsidiary                                Incorporation
-----------------------------------------                   -------------

Transmission and Staorage Operations
------------------------------------
    Columbia Gas Transmission Corporation                     Delaware
    Columbia Gulf Transmission Company                        Delaware
    Columbia LNG Corporation                                  Delaware


Distribution Operations
-----------------------
    Columbia Gas of Kentucky, Inc.                            Kentucky
    Columbia Gas of Maryland, Inc.                            Delaware
    Columbia Gas of Ohio, Inc.                                Ohio
    Columbia Gas of Pennsylvania, Inc.                        Pennsylvania
    Commonwealth Gas Services, Inc.                           Virginia


Exploration and Production Operations
-------------------------------------
    Columbia Natural Resources, Inc.                          Texas


Marketing, Propane and Power Generation
---------------------------------------
    Columbia Atlantic Trading Corporation                     Delaware
    Columbia Network Services Corporation                     Delaware
    Columbia Energy Services Corporation                      Kentucky
    Columbia Propane Corporation                              Delaware
    Commonwealth Propane, Inc.                                Virginia
    TriStar Ventures Corporation                              Delaware
    TriStar Capital Corporation                               Delaware


Corporate
---------
    Columbia Gas System Service Corporation                   Delaware
    Columbia Insurance Corporation, LTD                       Delaware